UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF l934

BioPharmX Corporation

(Exact name of Registrant as specified in its charter)

Delaware	59-3843182
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1098 Hamilton Court Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, par value $0.001 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-203317.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Explanatory Note

This registration statement on Form 8-A is being filed to change the registration of the common stock, par value $0.001 per share (“common stock”), of BioPharmX Corporation, a Delaware corporation (“Registrant”), from Section 12(g) under the Securities and Exchange Act of 1934, as amended (“Exchange Act”), to Section 12(b) under the Exchange Act in connection with the listing of the common stock on the NYSE MKT (“NYSE MKT”). The common stock is currently registered under Section 12(g) of the Exchange Act and is quoted on the OTCQB under the symbol “BPMX.” The Registrant anticipates that the quotation of the common stock on the OTCQB will be terminated following the closing of trading on June 10, 2015, and that the listing of the common stock on the NYSE MKT will begin at the opening of trading on June 11, 2015 under the symbol “BPMX.”

Item 1.                                               Description of Registrant’s Securities to be Registered.

The description of common stock of the Registrant to be registered hereunder set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-203317) as originally filed with the Securities and Exchange Commission on April 9, 2015, including any subsequent amendments thereto (“Form S-1”), and in the prospectus to be filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, which prospectus will constitute a part of the Form S-1, is hereby incorporated by reference in response to this item.

Item 2.                                               Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated herein by reference because no other securities of the Registrant are registered on the NYSE MKT and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 1, 2015	BIOPHARMX CORPORATION

	By:	/s/ James R. Pekarsky
	Name:	James R. Pekarsky
	Title:	Chief Executive Officer, Chief Financial Officer
and Chairman of the Board of Directors